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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Amendment No. 1 to Registration Statement No. 333-33027 of Big Dog Holdings, Inc. of our report dated January 31, 1997 (August 1, 1997 as to Note 10), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

September 15, 1997